SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 3, 2008

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-12379 (Commission File Number)	31-1042001 (IRS Employer Identification No.)
4000 Smith Road, Suite 400 Cincinnati, Ohio (Address of principal executive offices)		45209 (Zip Code)

Registrant’s telephone number, including area code: (513) 979-5782

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Change to Short-Term Incentive Plan

On October 3, 2008, the Board of Directors (“Board”) of First Financial Bancorp (the “Company”), utilizing its discretion under the Company’s existing Short-Term Incentive Plan (the “Plan”), determined it was prudent to review the Plan’s existing parameters. The performance measures for 2008 are primarily focused on return on equity (“ROE”). The Board and senior management determined that other factors, while always important, may take on an even greater relevance in an operating environment with extreme, volatile market behavior. These other factors include return on equity, credit quality, liquidity management, capital management and other factors the Board deems critical to the long-term performance of the Company. In these volatile times, prudent balance sheet management may or may not have a material impact on the current year’s ROE. As a result the Board intends to assess these other important factors at year end, along with ROE in determining the 2008 bonus payout.

It is not the intent of the Board or senior management to reduce or increase the payout of the original ROE bonus model. The consideration of other factors, however, may influence the payout to some degree.

Form 8-K	First Financial Bancorp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

Date: October 20, 2008	By:	/s/ J. Franklin Hall
J. Franklin Hall
Executive Vice President and Chief Financial Officer